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                                                                      Exhibit 21

                       SUBSIDIARIES OF ROSE HILLS COMPANY

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Names                                                                 State of Incorporation
-----                                                                 ----------------------
RH Cemetery Corp.                                                     Delaware
RH Mortuary Corporation                                               Delaware
RH Satellite Properties Corp.                                         Delaware
A.L. Cemetery, Inc.                                                   California
Colton Funeral Chapel, Inc.                                           California
Custer Christiansen Covina Mortuary, Inc.                             California
Dimond Service Corporation                                            California
Glasband-Willen Mortuaries                                            California
Grove Colonial Mortuary, Inc.                                         California
Harbor Lawn Memorial Park, Inc.                                       California
Neel Funeral Directors, Inc.                                          California
Richardson-Peterson Mortuary, Inc.                                    California
San Fernando Mortuary, Inc.                                           California
White Funeral Home, Inc.                                              California
Workman Mill Investment Company                                       California
Glasband-Malinow-Weinstein Mortuary, Inc.                             California
Home of Peace Memorial Park and Mausoleum, Inc.                       California
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